UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 1250
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Second Amendment to Amended and Restated Loan Agreement

On April 24, 2023, Whole Earth Brands, Inc. (the “Company”) and certain of its subsidiaries entered into a second amendment (the “Amendment”) to its existing Amended and Restated Loan Agreement, dated as of February 5, 2021 (the “Existing Loan Agreement”), with Toronto Dominion (Texas) LLC as administrative agent (the “administrative agent”) and certain lenders signatory thereto.

The Amendment provides for the following changes to the consolidated total leverage ratio of the revolving credit facility under the Existing Loan Agreement: (i) the consolidated total leverage ratio will temporarily increase by 0.25 turns for the first quarter of 2023, 0.5 turns on a quarterly basis through the fourth quarter of 2023, and 0.25 turns in the first quarter of 2024.; and (ii) beginning in the second quarter of 2024, the consolidated total leverage ratio will return to 5.5x. In connection with the Amendment, the Company paid customary consent and arrangement fees.

Except as stated above, the Amendment does not result in any other substantive changes to the Existing Loan Agreement, including without limitation changes in the credit facilities, interest rate margin applicable to the loans, guarantees, collateral, prepayment requirements, covenants, representations and warranties or events of default under the Existing Loan Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, the Company announced the separation of service with the Company of Duane Portwood from his position as Chief Financial Officer of the Company, effective April 24, 2023, though he will remained employed by the Company to assist in a brief transition through April 28, 2023. The termination of Mr. Portwood from the Chief Financial Officer position is not as a result of any disputes or disagreements between Mr. Portwood and the Company on any matter relating to the Company’s operations, accounting, policies or practices.

The Company also announced that the board of directors (the “Board”) appointed Mr. Bernardo Fiaux as Chief Financial Officer of the Company, effective immediately. Mr. Fiaux joins the Company from The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz”), where he most recently served as CFO for the Meals, Condiments, and Foodservice division in North America. There, he supported the business in maintaining top-tier profitability and reducing balance sheet leverage to achieve post-merger targets. Prior to his role as division CFO, he also served as Head of North America M&A where he led two large divestiture processes at Kraft Heinz. Prior to Kraft Heinz, Mr. Fiaux was with 3G Capital, where he supported a series of deals including Tim Horton’s, Popeye’s, and the Heinz and Kraft Foods merger. Fiaux holds an MBA from the University of Chicago Booth School of Business. On April 21, 2023, the Company entered into an offer letter (the “Employment Letter”), with Mr. Fiaux. Pursuant to the Employment Letter, Mr. Fiaux’s annual compensation will consist of a base salary of $325,000. At the end of each calendar year while employed, Mr. Fiaux will also be eligible for a discretionary annual incentive bonus starting in 2023 with a target level equal to 100% of his base salary (which bonus amount will be prorated for 2023). Subject to Board approval, Mr. Fiaux will be eligible for a discretionary annual stock award under the Company’s 2020 Long-Term Incentive Plan (the “LTIP”) of $500,000 each year, for a period of four years beginning from his start date, paid in cash or stock at the discretion of the Company’s compensation committee comprised of 89,286 restricted stock units (both time-based and performance-based) and $250,000, in each case, subject to Mr. Fiaux’s continuous employment prior to vesting except in the event of his termination without cause (“Discretionary Award”). Subject to Board approval, Mr. Fiaux will receive a one-time equity award under the LTIP consisting of performance-based restricted stock units in respect of 200,000 shares of common stock of the Company, which will vest upon achievement of certain performance goals subject to Mr. Fiaux’s continuous employment prior to vesting.

Pursuant to the Employment Letter, if Mr. Fiaux is terminated by the Company without cause (excluding death or disability), the Company will pay to Mr. Fiaux an amount equal to six months’ base salary, payable during the Company’s normal payroll cycle and up to 50% of the unvested Discretionary Award for the year of termination, which shall vest, if at all, as approved by the Board in its discretion. The Employment Letter contains standard non-compete, non-solicit, and confidentiality clauses. Mr. Fiaux will also be eligible to participate in the employee benefit programs made available to other senior executives of the Company from time to time, subject to the terms of the applicable plan documents and generally applicable Company policies.

The foregoing descriptions of the Employment Letter do not purport to be complete and are qualified in their entirety by reference to the Employment Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Fiaux and any of the Company’s current executive officers or directors. Mr. Fiaux is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On April 25, 2023, the Company issued a press release announcing Mr. Fiaux as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1. The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Loan Agreement, dated as of April 24, 2023, by and among Whole Earth Brands, Inc., certain domestic subsidiaries thereto, Toronto Dominion (Texas) LLC as administrative agent thereunder, and certain lenders signatory thereto.
10.2	Offer Letter, effective as of April 24, 2023, by and between the Company and Bernardo Fiaux
99.1	Press Release, dated April 25, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: April 25, 2023	By:	/s/ Ira W. Schlussel
	Name:	Ira W. Schlussel
	Title:	Vice President and Chief Legal Officer